SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                       Boston Restaurant Associates, Inc.
- -------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


- -------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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    or Item 22(a)(2) of Schedule 14A.
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    and 0-11.

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

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF
                       BOSTON RESTAURANT ASSOCIATES, INC.
                         TO BE HELD ON OCTOBER 18, 1996
                               -------------------


     The Annual Meeting of Stockholders of Boston Restaurant Associates, Inc. will be held on October 18, 1996 at 10:00 a.m., local time, at the offices of Brown, Rudnick, Freed & Gesmer, 18th Floor, One Financial Center, Boston, Massachusetts 02111, for the following purposes:

     1. To elect seven (7) directors to serve for the ensuing year and until their successors are duly elected.

     2. To consider and act upon a proposal to amend the Company's 1994 NonEmployee Director Stock Option Plan.

     3. To consider and act upon any matters incidental to the foregoing purposes and any other matters which may properly come before the Meeting or any adjourned session thereof.

     The Board of Directors has fixed September 5, 1996 as the record date for determining the stockholders entitled to notice of, and to vote at, the Meeting.

     You are cordially invited to attend the Meeting.

                                 By Order of the Board Of Directors


                                 GORDON R. PENMAN, Secretary

Boston, Massachusetts
September 10, 1996


                             YOUR VOTE IS IMPORTANT


YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING FORM OF PROXY, SO THAT IF YOU ARE UNABLE TO ATTEND THE MEETING YOUR SHARES MAY NEVERTHELESS BE VOTED. EVEN IF YOU HAVE GIVEN YOUR PROXY, THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION, BY EXECUTING A PROXY WITH A LATER DATE, OR BY ATTENDING AND VOTING AT THE MEETING.

                       BOSTON RESTAURANT ASSOCIATES, INC.
                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held On October 18, 1996


     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Boston Restaurant Associates, Inc., a Delaware corporation (the "Company") with its principal executive offices at 205 Portland Street, Boston, Massachusetts 02114, for use at the Annual Meeting of Stockholders to be held on October 18, 1996, and at any adjournment or adjournments thereof (the "Meeting"). The enclosed proxy relating to the Meeting is solicited on behalf of the Board of Directors of the Company and the cost of such solicitation will be borne by the Company. It is expected that this proxy statement and the accompanying proxy will be mailed to stockholders on or about September 10, 1996. Certain of the officers and regular employees of the Company may solicit proxies by correspondence, telephone or in person, without extra compensation. The Company may also pay to banks, brokers, nominees and certain other fiduciaries their reasonable expenses incurred in forwarding proxy material to the beneficial owners of securities held by them.

     Only stockholders of record at the close of business on September 5, 1996 will be entitled to receive notice of, and to vote at, the Meeting. As of that date, there were outstanding and entitled to vote 5,015,293 shares of Common Stock, $.01 par value (the "Common Stock") of the Company. Each such stockholder is entitled to one vote for each share of Common Stock so held and may vote such shares either in person or by proxy.

     The enclosed proxy, if executed and returned, will be voted as directed on the proxy or, in the absence of such direction, for the election of the nominees as directors. If any other matters shall properly come before the Meeting, the enclosed proxy will be voted by the proxies in accordance with their best judgment. The proxy may be revoked at any time prior to exercise by filing with the Secretary of the Company a written revocation, by executing a proxy with a later date, or by attending and voting at the Meeting.


                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

     At the Meeting, seven directors are to be elected to serve until the 1997 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified. The persons listed below in the following table have been nominated by the Board of Directors for election as directors.

     All nominees, other than Lucille Salhany and Roger Lipton, are currently directors of the Company. It is the intention of the persons named as proxies to vote for the election of the nominees. In the unanticipated event that any such nominee should be unable to serve, the persons named as proxies will vote the proxy for such substitutes, if any, as the present Board of Directors may designate. The nominees have not been nominated pursuant to any arrangement or understanding with any person.

     The following table sets forth certain information with respect to the nominees.


                                                                       Director
Name                            Age    Position                         Since
- ----                            ---    --------                        -------
George R. Chapdelaine           51     Chief Executive Officer,        1994
                                       President, Chief Financial
                                       Officer and Director

John P. Polcari, Jr.            65     Treasurer and Director          1994

Terrance Smith(1)(2)            50     Director                        1990

Richard J. Reeves(1)(2)         49     Director                        1989

Joseph J. Caruso (1)(2)         53     Director                        1994

Lucille S. Salhany              50     Nominee For Director            *

Roger Lipton                    55     Nominee For Director            *

- ---------------------
(1)  Members of the Compensation Committee.
(2)  Member of the Audit Committee.
*     Ms. Salhany and Mr. Lipton are nominees for election as directors.

     George R. Chapdelaine was elected President, Chief Executive Officer and a director of the Company in April 1994 upon the consummation of the April 29, 1994 acquisition of 60% of the then outstanding Common Stock of the Company by the stockholders of Pizzeria Regina, Inc. ("PRI") (the "Capucino's Acquisition"). Following the Capucino's Acquisition, the Company changed its name from Capucino's, Inc. to Boston Restaurant Associates, Inc. and PRI changed its name from Boston Restaurant Associates, Inc. to Pizzeria Regina, Inc. PRI is currently operating as a wholly owned subsidiary of the Company. Mr. Chapdelaine joined the predecessor of PRI in 1982 and from that time until April 1994, served as its and the PRI's President, Chief Executive Officer and a director. Prior to that time, Mr. Chapdelaine worked in the food service industry in various capacities, including as an independent marketing consultant, a general manager of the Food Service division for H.P. Hood, Inc. and a sales manager for Chiquita Brands, a subsidiary of United Brands. Mr. Chapdelaine holds an MBA from Clark University and graduated with a B.S. in Hotel and Restaurant Management from Oklahoma State University.

     John P. Polcari, Jr. was elected Treasurer and a director of the Company in April 1994 upon the consummation of the Capucino's Acquisition. A founder of PRI, Mr. Polcari served as its Chairman of the Board until April 1994, at which time he commenced serving as the Treasurer and a director of the Company. Mr. Polcari has owned or been a principal in various restaurant, catering and other food service operations located in Boston and Cape Cod, Massachusetts since 1954. Mr. Polcari attended the Bentley School of Accounting. Mr. Polcari is married to Lucille Salhany, a nominee for election as a director.

     Richard J. Reeves cofounded the Company in May 1989 and served as a director from that time until May 1993. In July 1993, Mr. Reeves rejoined the Company's Board of Directors. From May 1989 to July 1991, Mr. Reeves served as the Company's President and Chief Operating Officer. Since July 1991, Mr. Reeves has been engaged in restaurant development as a franchisee of various restaurants. These restaurants are not competitive with those owned and operated by the Company. From September 1988 to March 1989, Mr. Reeves served as an executive officer and principal stockholder of RSMG, Inc. ("RSMG") and from March 1985 until April 1989 occupied similar positions with Reeves Associates, Inc., both of which were privately held restaurant development companies.

     Terrance A. Smith was elected a director of the Company in August 1990. From 1988 to the present, Mr. Smith has been President of Chi-Chi's International Operations, Inc.

     Joseph J. Caruso was elected a director of the Company in connection with the Company's 1994 public offering. Mr. Caruso is the President of Bantam Group, Inc., a business advisory firm founded by Mr. Caruso in 1986. Mr. Caruso is presently a member of the board of directors of Audiofile, Inc., Corion Corporation, Haymarket Bank, Holometrix, Inc. and Tytronics, Inc. and formerly served on the board of directors of Coffee Connection, Inc. from 1991 to 1994. Mr. Caruso is a graduate of Northeastern University and the Harvard Business School.

     Lucille S. Salhany is a nominee for election as a director. Since September 1994, Ms. Salhany has been the President and Chief Executive Officer of the United Paramount Network. Previously, Ms. Salhany served in various capacities at Fox Broadcasting Company commencing in July 1991, including as its chairman from January 1993 until her resignation in the summer of 1994. Prior to joining Fox, Ms. Salhany served in various capacities at Paramount Pictures. Ms. Salhany is married to Mr. Polcari, a director and the Treasurer of the Company.

     Roger Lipton is a nominee for election as a director. Since February 1995, Mr. Lipton has been President of Lipton Financial Services, Inc., an investment banking firm specializing in the restaurant, franchising and retailing industries, and also has been employed by Axiom Capital Management, Inc., an NASD broker/dealer, where he is a Managing Director. From 1981 until February 1995 he was Managing Director of the Lipton Financial Services Division of Ladenburg, Thalmann & Co., Inc., also an investment banking firm.

     Ms. Salhany is married to John Polcari, a director and the Treasurer of the Company. Other than as noted in the preceding sentence, there are no family relationships among the Company's directors and executive officers.

     The term of office of each director of the Company ends at the next annual meeting of the Company's stockholders or when his successor is elected and qualified.

Meetings of the Board of Directors

     The Board of Directors of the Company held four meetings during the fiscal year ended April 28, 1996. The Board of Directors also acted on four occasions by unanimous written consent in lieu of special meetings. Each current director, other than Mr. Polcari, attended at least 75% of the aggregate number of all meetings of the Board of Directors and committees of which he was a member during such fiscal year.

     The Board of Directors has an Audit Committee, currently composed of Messrs. Smith, Reeves and Caruso. The functions performed by this Committee include recommending to the Board of Directors the engagement of the independent auditors, reviewing the scope of internal controls and reviewing the implementation by management of recommendations made by the independent auditors.

     The Board of Directors has a Compensation Committee, currently composed of Messrs. Smith, Reeves and Caruso. The functions of the Compensation Committee include determining salaries, incentive plans, benefits and overall compensation.

     The Audit and Compensation Committees were established in June 1994. The Compensation Committee held one meeting during the fiscal year ended April 28, 1996 and the Audit Committee meet on one occasion with the Company's independent auditors during the fiscal year ended April 28, 1996.

     The Board of Directors does not have a nominating committee. Nominations of directors are considered by the whole Board of Directors.

Compensation of Directors

     Directors of the Company do not receive cash compensation for their services as directors. The Company provides health insurance benefits to its directors and reimburses its directors for their out-of-pocket expenses in attending Board meetings. In addition, nonemployee directors are eligible for the grant of stock options under the 1994 Nonemployee Directors Stock Option Plan. See "Proposal No. 2." Directors of the Company are also party to certain indemnification agreements. See "Executive Compensation - Limitation of Officers' and Directors' Liability; Indemnification Agreements".

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of August 8, 1996 for (i) each person who is known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock, (ii) each director and nominee director of the Company, (iii) each person named in the Summary Compensation Table, and (iv) all current executive officers and directors of the Company as a group. Unless otherwise indicated below, to the knowledge of the Company all persons listed below have sole voting and investment power with respect to their shares of Common Stock except to the extent shared by spouses under applicable law.


                                          Number of Shares                Percentage of
Name and Address                          Beneficially Owned              Outstanding Shares
- ----------------                          ------------------              ------------------
George R. Chapdelaine(1)(2)               1,475,150                           28.2%
c/o Boston Restaurant
Associates, Inc.
205 Portland Street
Boston, MA  02114

John P. Polcari, Jr.(1)(3)                1,553,700                           29.7%
c/o Boston Restaurant
Associates, Inc.
205 Portland Street
Boston, MA  02114

Richard J. Reeves(4)                      84,300                               1.68%
c/o Boston Restaurant
Associates, Inc.
205 Portland Street
Boston, MA  02114

Terrance A. Smith(5)                      6,980                                *
c/o Boston Restaurant
Associates, Inc.
205 Portland Street
Boston, MA  02114

Joseph J. Caruso(6)                       22,000                               *
c/o Boston Restaurant
Associates, Inc.
205 Portland Street
Boston, MA  02114

Lucille Salhany(7)                        78,150                               1.56%
c/o Boston Restaurant
Associates, Inc.
205 Portland Street
Boston, MA  02114

Roger Lipton (8)                          579,455                             11.2%
983 Park Avenue
New York, NY  10028

Dolphin Management, Inc.(9)               453,000                              9.0%
129 East 17th Street
New York, NY  10003

Equity Assets Management, Inc.(10)        745,680                             14.9%
7126 Beneva Road
Sarasota, FL  34238

                                      -6-

Jordan American Holdings, Inc. (10)       729,975                             14.5%
1875 Ski Time Square Dr., Ste. 1
Streamboat Springs, CO 80487

All current executive officers and
directors as a group
(7 persons)(1)(2)(3)(4)(5)(6)(11)         1,881,580                           34.3%


- --------------------------------

* Less than one percent.

(1) Mr. Chapdelaine and Mr. Polcari are the Voting Trustees of a Voting Trust that holds 1,265,150 shares pursuant to a certain Amended and Restated Voting Trust Agreement dated April 28, 1994 (the "Voting Trust Agreement"). As the Voting Trustees, Mr. Chapdelaine and Mr. Polcari share exclusive voting power with respect to all shares held in the Voting Trust. Mr. Chapdelaine and Mr. Polcari are also beneficiaries of the Voting Trust, each having beneficial ownership of 41.3% of the Voting Trust assets. Such beneficial ownership in the Voting Trust would entitle each of Mr. Chapdelaine and Mr. Polcari to 522,390 shares of the Company's Common Stock in the event the Voting Trust assets were distributed to the beneficiaries thereof. In addition, relatives of Mr. Polcari have beneficial ownership of the remaining 17.4% of the Voting Trust assets (approximately 220,370 shares). Mr. Chapdelaine disclaims beneficial ownership of the approximately 742,760 shares of Common Stock allocated to beneficiaries of the Voting Trust other than Mr. Chapdelaine, and Mr. Polcari disclaims beneficial ownership of the approximately 742,760 shares of Common Stock allocated to the beneficiaries of the Voting Trust other than Mr. Polcari. The Voting Trust will dissolve on April 28, 2004 unless earlier dissolved pursuant to the Voting Trust Agreement.

(2) Includes options to purchase 210,000 shares issuable pursuant to currently exercisable stock options.

(3) Includes approximately 68,670 shares issued to Lucille Sulhany, Mr. Polcari's wife, and Mr. Polcari, as joint tenants with rights of survivorship in connection with the forgiveness of $282,500 of the Company's indebtedness to Ms. Salhany. Also includes 210,000 shares issuable pursuant to currently exercisable stock options, and 9,880 shares held by Ms. Salhany, Mr. Polcari's wife, for the benefit of certain family members.

(4) Includes options to purchase 2,000 shares issuable pursuant to current exercisable stock options. Excludes 10,000 shares subject to options granted subject to stockholder approval of the proposed amendment to the Company's 1994 Nonemployee Director Stock Option Plan. See "Proposal No. 2."

(5) Consists of 6,980 shares issuable pursuant to currently exercisable stock options. Excludes 20,000 shares subject to options granted subject to stockholder approval of the proposed amendment to the Company's 1994 Nonemployee Director Stock Option Plan. See "Proposal No. 2."

(6) Includes 10,000 shares held by Bantam Group, Inc., a business advisory firm controlled by Mr. Caruso and options to purchase 2,000 shares issuable pursuant to currently exercisable stock options. Excludes 10,000 shares subject to options granted subject to stockholder approval of the proposed amendment to the Company's 1994 Nonemployee Director Stock Option Plan. See "Proposal No. 2."

(7) Excludes 1,265,150 shares held by Mr. Polcari as a Voting Trustee under the Voting Trust. See note (1) above. Includes 9,880 shares held by Ms. Salhany, Mr. Polcari's wife, for the benefit of certain family members.

(8) Based upon a Schedule 13D provided to the Company and discussions with Mr. Lipton. Includes 166,000 shares issuable pursuant to currently exercisable warrants.

(9) Based upon a Schedule 13D provided to the Company. Includes 30,000 shares issuable pursuant to currently exercisable warrants.

(10)    Based on a Schedule 13G provided to the Company.

(11) Includes 10,000 shares issuable to executive officers pursuant to currently exercisable stock options.

Management

     The names of the Company's executive officers who are not directors of the Company, and certain biographical information furnished by them, are set forth below:

     Name                    Age            Title

Fran Ross                    49          Vice President of Corporate Marketing

Anthony A. Buccieri          41          Vice President of Operations



     Anthony A. Buccieri was appointed Vice President of Operations for the Pizzeria Regina operations in April 1994. Mr. Buccieri joined the predecessor of PRI in 1974 and has served PRI in various capacities since that date, including as operations supervisor, assisting in the opening of all Pizzeria Regina outlets since he joined PRI in 1983. Mr. Buccieri attended the University of Massachusetts.

     Fran Ross was appointed the Company's Vice President of Corporate Marketing in February 1995. Ms. Ross was Vice President of Marketing for Back Bay Restaurant Group from December 1993 until December 1994 and for Legal Seafood, a restaurant chain, from November 1992 until December 1993. From November 1982 until November 1992, Ms. Ross was a Director and Vice President of Marketing for Ninety Nine, Inc., a restaurant chain. Ms. Ross holds an A.S. in Culinary Arts from the Culinary Institute of America, a B.S. in Biochemistry from Emmanuel College and attended graduate school at Cornell University.

Executive Compensation

     The following Summary Compensation Table sets forth the compensation during the last three fiscal years of each person who has served as the Chief Executive Officer during the last fiscal year and the four most highly compensated executive officers of the Company, if any, whose annual salary and bonus exceeded $100,000 for services in all capacities to the Company during the last fiscal year.

                           SUMMARY COMPENSATION TABLE

- -------------------------------------------------------------------------------------------------
                               Annual Compensation      Long-Term Compensation(2)

                            -------------------------- ----------------------------
                                                            Awards        Payouts

                                                       --------- -------- ---------

                                              Other              Securities
                                              Annual   Restrict  Under-
    Name and      Fiscal                      Compens   Stock     Lying      LTIP     All Other
   Principal      Year      Salary    Bonus    ation   Award(s)  Options  Payouts   Compensation
    Position       Ended      ($)      ($)      ($)      ($)       (=)      ($)         ($)
- ----------------- --------- -------- -------- -------- --------- -------- --------- ------------
- ----------------- --------- -------- -------- -------- --------- -------- --------- ------------
George R.
Chapdelaine       4/28/96   177,000  35,000
President and     4/30/95   177,000  35,000   -        -         -        -         -
Chief Executive   4/30/94   153,575  18,700
Officer(1)
- ----------------- --------- -------- -------- -------- --------- -------- --------- ------------

- ----------------- --------- -------- -------- -------- --------- -------- --------- ------------

 (1) Mr. Chapdelaine became Chief Executive Officer of the Company on April 29, 1994 upon the consummation of the acquisition of Pizzeria Regina, Inc. ("PRI") by the Company. Includes sums earned by Mr. Chapdelaine as President and Chief Executive Officer of PRI prior to such acquisition.

(2) Does not include stock options granted to Mr. Chapdelaine for this personal guarantee of financial obligations of the Company. See "Certain Relationships and Related Transactions - Guarantee of Indebtedness of the Company; Stock Options."

Employment Contract

     The Company and Mr. Chapdelaine, the Chief Executive Officer and President of the Company, have entered into a five year employment agreement which provides for an initial annual salary of $165,000, subject to increase after the first year of employment in the discretion of the Compensation Committee of the Company's Board of Directors. The employment agreement also provides that Mr. Chapdelaine will be entitled to an annual cash bonus of $35,000 as well as a performance bonus based upon yearly projections for the Company's performance. Mr. Chapdelaine will also be provided with an automobile allowance of $12,000 plus the cost of annual insurance and parking and such other employee benefits as may be generally available to employees or officers of the Company.

     Under the terms of the employment agreement, if Mr. Chapdelaine's employment with the Company is terminated by the Company without cause, or if Mr. Chapdelaine terminates his employment with the Company for good reason (either a material reduction in his overall level of responsibility or the relocation of the Company's executive offices to a location that is more than 35 miles from Boston, Massachusetts, in each case without his consent) or due to a change in control of the Company, Mr. Chapdelaine has agreed not to compete with the Company for a period of three years from the date of such termination, provided that the Company shall continue to pay Mr. Chapdelaine his then current base salary and annual cash bonus of $35,000 payable monthly, during the three year noncompetition period.

     Mr. Chapdelaine's employment agreement also contains noncompetition and confidentiality provisions. The noncompetition provision prohibits Mr. Chapdelaine from directly or indirectly competing with the Company as long as he is an employee of the Company and for a period of three years thereafter. The confidentiality provision provides that Mr. Chapdelaine may never, other than in furtherance of the business of the Company or in response to a court order, disclose proprietary information of the Company.

Bonus Program

     The Company has adopted an incentive program under which key contributors, such as store managers, selected by the Compensation Committee will be paid cash bonuses. The aggregate amount of these bonuses will be based upon a formula pertaining to the financial performance of the Company. Bonuses, if any, will be allocated by the Compensation Committee among the individual employees based upon their performance during the year. The Company is also considering a similar bonus program for executive officers and senior management.

Limitation of Officers' and Directors' Liability; Indemnification Agreements

     As permitted by Delaware law, the Company's Certificate of Incorporation contains an article limiting the personal liability of directors. The Certificate of Incorporation provides that a director of the Company shall not be personally liable for monetary damages for a breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, which prohibits the unlawful payment of dividends or the repurchase or redemption of stock or (iv) for any transaction from which the director derived an improper personal benefit. This article is intended to afford directors additional protection, and limit their potential liability, from suits alleging a breach of the duty of care by a director. The Company believes this article will assist it in securing the services of directors who are not employees of the Company. As a result of the inclusion of such a provision, holders of the Company's Common Stock may be unable to recover monetary damages against directors for actions taken by them which constitute negligence or gross negligence or which are in violation of their fiduciary duties, although it may be possible to obtain injunctive or other equitable relief with respect to such actions. If equitable remedies are found not to be available for any particular case, holders of the Company's Common Stock may not have any effective remedy against the challenged conduct.

     The Company is also party to an Indemnification Agreement with each of its present directors and certain executive officers and may enter into such agreements with any executive officer, director, employee, agent or fiduciary designated by the Board of Directors. Each Indemnification Agreement provides that the Company will indemnify the indemnitee against expenses, including reasonable attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any civil or criminal action or administrative proceeding arising out of the performance of his duties. Such indemnification is available if the indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and with respect to any criminal action, had no reasonable cause to believe that his conduct was unlawful. The Indemnification Agreement will also require that the Company indemnify the party thereto in all cases to the fullest extent permitted by applicable law.

     Each Indemnification Agreement requires the Company to advance litigation expenses at the request of the party seeking indemnification, whether prior to or after final resolution of a proceeding, provided that he undertakes to repay such advances if it is ultimately determined that he is not entitled to indemnification for his expenses. The advance of litigation expenses will thereby be mandatory upon satisfaction of certain conditions by the indemnitee.

     Each Indemnification Agreement permits the executive officer, director or the person that is party thereto to bring suit to seek recovery of amounts due under the Indemnification Agreement and to recover the expenses of such a suit if he is successful.

Stock Options

     The following tables set forth certain information with respect to the grants, exercises and fiscal year-end values of stock options to purchase shares of the Company's Common Stock for the named executive officers during the last fiscal year.


                        OPTION GRANTS IN LAST FISCAL YEAR


                        Number of       Percent of
                        Securities    Total Options
                        Underlying      Granted to    Exercise of
                         Options       Employees in    Base Price    Expiration
       Name           Granted(1)(#)     Fiscal Year      ($/Sh)         Date
       ----              -------        ---------       ------        ---------
 George R. Chapdelaine   105,000          24.3%          .9375        12/16/00
                          73,500          17.0%          .8750        04/19/01

- ----------------
(1) These stock options granted to Mr. Chapdelaine for this personal guarantee of financial obligations of the Company. See "Certain Relationships and Related Transactions - Guarantee of Indebtedness of the Company; Stock Options."


                       AGGREGATED OPTION EXERCISES IN LAST
                  FISCAL YEAR AND FISCAL YEAR END OPTION VALUES



                                             Number of Shares of
                                                 Common Stock
                       Shares                     Underlying           Value of Unexercised
                     Acquired      Value     Unexercised Options      In-the-Money Options at
                        on       Realized   at  April 28, 1996 (#)      April 28, 1996 ($)
        Name         Exercise(#)  ($)(1)  Exercisable/Unexercisable Exercisable/Unexercisable(1)
        ----         ----------   ------   ------------------------ ----------------------------\
George R.                0           0            0/178,500                   0/4594
Chapdelaine

- ----------------
(1) Based upon the closing price of the Company's Common Stock on April 28, 1996 as reported on the Nasdaq Small-Cap Market of $.9375 the respective option exercise price.


                                 PROPOSAL NO. 2

                     PROPOSAL TO AMEND THE 1994 NONEMPLOYEE
                           DIRECTOR STOCK OPTION PLAN

     In March 1996, the Board of Directors adopted, subject to stockholder approval, an amendment to the 1994 Nonemployee Director Stock Option Plan (the "Directors Plan"). The Directors Plan was initially adopted in May 1994. As set forth in further detail below, the proposed amendment to the Directors Plan increases the number of shares reserved for issuance under the Directors Plan from 30,000 to 500,000 shares and provides for the issuance of additional options to the Company's independent directors.

     The purposes of the Directors Plan are to attract and retain the services of experienced and knowledgeable nonemployee directors and to provide such persons with increased incentives to continue to work for the best interests of the Company and its stockholders.

     Any director who is neither an employee of the Company nor affiliated with any 5% stockholder ("Eligible Director") is eligible to receive options under the Directors' Plan. Of the current directors, Messrs. Reeves, Smith and Caruso are Eligible Directors.

     The Directors' Plan as originally adopted, each Eligible Director receives an automatic grant of options to purchase 5,000 shares of Common Stock, effective upon the date he or she is first elected to the Board of Directors or is otherwise first eligible to receive Options under the Directors Plan. These options become exercisable in increments of 1,000 shares over a five year period for each year that the director remains affiliated with the Company.

     Under the proposed amendment to the Directors Plan adopted on March 8, 1996, subject to stockholder approval, each Eligible Director shall receive options to purchase 10,000 shares of Common Stock on March 15 and September 15 of each year commencing on March 15, 1996, provided that such person is then an Eligible Director. These options become exercisable in full six months after the date of grant. In addition, each Eligible Director shall receive an option to purchase 10,000 shares of Common Stock when such person has served a term of five consecutive years on the Company's Board of Directors. These options become exercisable in full six months after the date of grant.

     The exercise price for all options granted under the Directors Plan will be the fair market value of the Common Stock at the time the option is granted. No option under the Directors Plan may be exercised subsequent to ten years from the date of grant. If an Eligible Director ceases to be a director of the Company for any reason, all options held by that director that are not then exercisable terminate. Options that are exercisable at the time of termination remain exercisable for a period of thirty days following such termination, unless such termination is a result of death or permanent disability, in which case such options will be exercisable for a period of one year. Options granted under the Directors Plan may not be assigned or transferred except by will or the laws of descent and distribution.

     The Directors Plan may be amended by the Board of Directors or any committee to which such authority has been delegated by the Board of Directors, subject to certain limitations (i) with respect to certain matters for which stockholder approval may be required, and (ii) regarding the number of such amendments which may be made in any six month period. No amendment, suspension or termination of the Directors Plan, except as described in the Directors Plan, may adversely affect the rights of an option holder under the Directors Plan without the holders' consent.

     The Directors Plan replaced the Company's 1990 Nonemployee Directors Option Plan (the "1990 Plan"). Options to purchase 9,980 shares of Common Stock at prices ranging from $4.37 to $7.00 per share are outstanding under the 1990 Plan.

     The Directors Plan will be administered by the Board of Directors whose authority is limited to construing the Directors Plan, determining all questions as to participant eligibility and adopting and amending such rules and regulations for the administration of the Directors Plan as it may deem desirable.

     In fiscal 1995, Messrs. Reeves, Smith and Caruso each received options to purchase 5,000 shares under the Directors Plan with an exercise price of $1.5625, $1.5625 and $2.375 per share, respectively. In addition, subject to stockholder approval of the amendment to the Directors Plan, on March 15, 1996, the Company granted an option to purchase 10,000 shares of Common Stock to each of these directors, at an exercise price of $1.125 per share, and an option to purchase an additional 10,000 shares to Messr. Smith also at an exercise price of $1.125 per share, as he had at that time served on the Board of Directors for five consecutive years.

     If the stockholders do not approve the amendment to the Directors Plan, the options granted to Messrs. Reeves, Smith and Caruso on March 15, 1996 will be rescinded. No options have or will be granted under the Directors Plan to the name executive officer. No options have or will be granted under the Directors Plan to all current executive officers a group. Options to purchase an aggregate of 55,000 shares of common Stock have been granted to all current directors who were not executive officers as a group, including options to purchase 40,000 shares granted on March 15, 1996, subject to stockholder approval of the proposed amendment to the Directors Plan. The nominees for election as a director will not be eligible to receive options under the Directors Plan due to their affiliation with 5% stockholders of the Company. No options were granted under the Directors Plan to employees (including current officers who are not executive officers) as a group. At August 8, 1996, the market value of the Common Stock underlying the outstanding options under the Directors Plan was $51,563, based upon the closing price per share of the Common Stock ($.9375) on the Nasdaq Small-Cap Market on that date.

                                NEW PLAN BENEFITS
                   1994 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

                                                                                   Number of
                                                                                 Shares Subject
Name                                                      Dollar Value ($)(1)   to Options(2)(3)
- ----                                                      -------------------   ----------------
George R. Chapdelaine, Chief Executive Officer,                 Not eligible           --
President and Chief Financial Officer
Executive Officer Group                                         Not eligible           --
Non-Executive Director Group                                           0             40,000
Non-Executive Officer Employee Group                            Not eligible           --

- ------------------------

(1) Based upon the difference between the market value of the underlying shares on the date of grant and the exercise price of currently outstanding options. This valuation does not take into account any appreciation in market value of the underlying shares which may occur over the term of the options. The dollar value of options to be received in the future is not presently determinable because such value depends upon the future market price of the underlying shares.

(2) Options may be granted under the Directors Plan only to nonemployee directors.

(3) Subject to stockholder approval of the proposed amendment to the Directors Plan, on March 15, 1996, the Company granted an option to purchase 10,000 shares to each of Messrs. Reeves, Smith and Caruso at an exercise price of $1.125 per share and an additional 10,000 shares to Messr. Smith also at an exercise price of $1.125. If the proposal to amend the Directors Plan is not approved by the stockholders, all of these options will be rescinded.

        FEDERAL TAX CONSEQUENCES OF THE DIRECTORS PLAN AND THE 1995 PLAN

      The following general discussion of the Federal income tax consequences of options granted under the Directors Plan is based upon the provisions of the Internal Revenue Code as in effect on the date hereof, current regulations thereunder, and existing public and private administrative rulings of the Internal Revenue Service. This discussion is not intended to be a complete discussion of all of the Federal income tax consequences of the Directors Plan or of all of the requirements that must be met in order to qualify for the tax treatment described herein. Changes in the law and regulations may modify the discussion, and in some cases the changes may be retroactive. No information is provided as to state tax laws. The Directors Plan is not qualified under Section 401 of the Code, nor is it subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

      A nonemployee director will not recognize any taxable income upon the grant of an option under the Directors Plan. Generally, an option holder recognizes ordinary taxable income at the time an option is exercised in an amount equal to the excess of the fair market value of the shares of Common Stock on the date of exercise over the exercise price. However, officers and directors, including nonemployee directors eligible to participate in the Directors Plan, generally will be subject to Section 16(b) of the Securities Exchange Act of 1934 ("Section 16(b)") upon their sale of shares of Common Stock and this may affect their tax liability. In the case of exercise of an option by someone whose sale of shares of Common Stock would subject him or her to liability under Section 16(b), recognition of income by the option holder will be postponed. The IRS regulations have not yet been amended to conform with the recently revised rules under Section 16(b). However, it is generally anticipated that the date of recognition (the "Recognition Date") will be the earlier of (i) six months after the date the option was granted, or (ii) the first day on which the sale of the shares would not subject the individual to liability under
Section 16(b). It is possible that the six month period will instead run from the option holder's most recent grant or purchase of Common Stock prior to his or her exercise of the option. The option holder will generally recognize ordinary taxable income on the Recognition Date in an amount equal to the excess of the fair market value of the shares at that time over the exercise price. Despite this general rule, if the Recognition Date is after the date of exercise, then the option holder may make an election pursuant to Section 83(b) of the Code. In this case, the option holder will recognize ordinary taxable income at the time the option is exercised and not on the later date. In order to be effective, the 83(b) election must be filed with the Company and the Internal Revenue Service within 30 days of exercise.

      The Company will generally be entitled to a compensation deduction for Federal income tax purposes in an amount equal to the taxable income recognized by the option holder, provided the Company reports the income on a form W-2, W-2c, or 1099, whichever is applicable, that is timely provided to the option holder and filed with the IRS.

        When an option holder subsequently disposes of the shares of Common Stock received upon exercise of an option, he or she will recognize long-term or short-term capital gain or loss (depending upon the holding period), in an amount equal to the difference between the sale price and the fair market value on the date on which the option holder recognized ordinary taxable income as a result of the exercise of the option.

      An option holder who pays the exercise price, in whole or in part, by delivering shares of Common Stock already owned by him or her will recognize no gain or loss for Federal income tax purposes on the shares surrendered, but otherwise will be taxed according to the rules described above. To the extent the shares acquired upon exercise are equal in number to the shares surrendered, the basis of the shares received will be equal to the basis of the shares surrendered. The basis of shares received in excess of the shares surrendered upon exercise will be equal to the fair market value of the shares on the date of exercise, and the holding period for the shares received will commence on that date.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


Stockholder Loans

     In 1986, Anthony A. Polcari, the brother of John P. Polcari, Jr. and a stockholder and director of Pizzeria Regina, Inc. ("PRI") prior to the 1994 acquisition of PRI by the Company, sold real estate to PRI and provided financing for a portion of the purchase price. In 1988, Anthony Polcari and his wife, Mary Polcari, subscribed for preferred stock of PRI for an aggregate subscription price of $695,500 to be paid on an installment basis. During the year ended April 30, 1993, Mr. and Mrs. Polcari consented to the offset of the outstanding balance of the purchase price for the real estate against the $610,863 remaining balance of the subscription receivable, resulting in a net amount owing by the Company to Mr. and Mrs. Polcari of approximately $147,000. The outstanding balance of this obligation as of April 28, 1996 was $134,110. This amount is represented by two notes bearing interest at 7.18% and 8% per annum payable in aggregate monthly installments of principal and interest of $810 maturing January 2017.

Guarantee of Stockholder Debt

     George R. Chapdelaine is personally indebted to BayBank in the original principal amount of $171,000, pursuant to a promissory note dated May 8, 1992, as amended on April 29, 1994. The outstanding principal balance of this note (plus accrued but unpaid interest thereon) as of April 28, 1996 was $46,312. This note is guaranteed by the Company.

Guarantee of Indebtedness of the Company; Stock Options

     In addition to other security for the Company's loan arrangements with Haymarket Co-Operative Bank, George R. Chapdelaine and John P. Polcari, Jr. jointly and severally unconditionally guaranteed the payment of all principal, interest and premium, if any, payable on such loans. In connection with these guarantees, the Company has issued each of Messrs. Chapdelaine and Polcari options to purchase 210,000 shares of Common Stock.


                                  OTHER MATTERS

Voting Procedures

     The votes of stockholders present in person or represented by proxy at the Meeting will be tabulated by an inspector of elections appointed by the Company. The seven (7) nominees for directors of the Company who receive the greatest number of votes cast by stockholders present in person or represented by proxy at the Meeting and entitled to vote thereon will be elected directors of the Company. Abstentions, including broker non-votes, will have no effect on the outcome of the vote for the election of directors. The affirmative vote of a majority of the shares of common stock present or represented by proxy at the Meeting is required for approval of each of Proposal No. 2. Abstentions will have the effect of a vote against Proposal 2, but a broker non-vote will have no effect.

     Independent Auditors

     The certifying accountants of PRI (BDO Seidman, LLP) remained as the certifying accountants of the Company after consummation of the 1994 acquisition of PRI by the Company. BDO Seidman, LLP and its predecessor have served PRI and, giving effect to the 1994 acquisition of PRI by the Company (which for accounting purposes was treated as a reverse acquisition), the Company continuously in that capacity for more than ten years. The Board of Directors has appointed BDO Seidman, LLP as the independent auditors to audit the Company's consolidated financial statements for the fiscal year ending April 27, 1997.

     A representative of BDO Seidman, LLP will be at the Meeting and will be given an opportunity to make a statement, if so desired. The representative will be available to respond to appropriate questions.

Reporting Under Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the National Association of Securities Dealers. Executive officers, directors and greater than 10% stockholders are required to furnish the Company with copies of all Forms 3, 4 and 5 they file.

     Based solely on the Company's review of the copies of such Forms it has received and written representations from certain reporting persons that they were not required to file Forms 5 for specified fiscal years, the Company believes that all of its executive officers, directors and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them during the Company's fiscal year ended April 28, 1996.


Other Proposed Action

     The Board of Directors knows of no matters which may come before the Meeting other than the election of directors. However, if any other matters should properly be presented to the Meeting, the persons named as proxies shall have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgment.

Stockholder Proposals

     Proposals which stockholders intend to present at the Company's 1997 Annual Meeting of Stockholders and wish to have included in the Company's proxy materials must be received by the Company no later than May 19, 1996.

Annual Report on Form 10-KSB

     Copies of the Company's Annual Report on Form 10-KSB for the fiscal year ended April 28, 1996 as filed with the Securities and Exchange Commission are available to stockholders without charge upon written request addressed to Investor Relations, Boston Restaurant Associates, Inc., at 205 Portland Street, Boston, Massachusetts 02114

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

PROXY               BOSTON RESTAURANT ASSOCIATES, INC.                    PROXY


        The undersigned hereby appoints George R. Chapdelaine and John P. Polcari, Jr. and each of them, acting singly, with full power of substitution, attorneys and proxies to represent the undersigned at the Annual Meeting of Stockholders (the "Meeting") of Boston Restaurant Associates, Inc. (the "Company") to be held on Friday, October 18, 1996, and at any adjournment or adjournments thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock which the undersigned may be entitled to vote at said meeting upon the matters set forth in the Notice of and Proxy Statement for the Meeting in accordance with the instructions on the reverse side and with discretionary authority upon such other matters as may come before the Meeting. All previous proxies are hereby revoked.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED AND IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE PROPOSALS DESCRIBED IN THE NOTICE OF AND PROXY STATEMENT FOR THE MEETINGS.

                  Continued, and to be signed, on reverse side
         (Please fill in the reverse side and mail in enclosed envelope)

[X]  Please mark votes as in this example.

ANNUAL MEETING OF STOCKHOLDERS


1.  Election of Directors:

Nominees: George R. Chapdelaine, John P. Polcari, Jr.
Richard J. Reeves, Terrance A. Smith, Joseph J. Caruso,
Lucille Salhany and Roger Lipton

[ ]     For                          [ ]    WITHHOLD AUTHORITY
        (all nominees except                to vote for all nominees
         as marked to contrary)

      (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

                     ---------------------------------------


                                                    FOR      AGAINST     ABSTAIN
2. To adopt and approve the amendment to the        [ ]        [ ]         [ ]
   1994 NonEmployee Director Stock Option Plan as described in the accompanying Proxy Statement.


                                                      MARK HERE FOR
                                                      ADDRESS CHANGE
                                                      AND NOTE AT LEFT      [ ]

                                                      MARK HERE IF YOU
                                                      PLAN TO ATTEND THE
                                                      STOCKHOLDERS MEETING  [ ]

(Signatures should be the same as the name printed hereon. Executors, administrators, trustees, guardians, attorneys, and officers of corporations should add their titles when signing.)

Signature:                                  Date:
          ------------------------------         -----------

Signature:                                  Date:
          ------------------------------         -----------